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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): January 8, 2002



                         LITHIUM TECHNOLOGY CORPORATION
        (Exact Name of Small Business Issuer as Specified in Its Charter)


           Delaware                        1-10446                13-3411148

State or Other Jurisdiction               Commission            IRS Employer
of Incorporation or Organization          File Number         Identification No.

            5115 Campus Drive, Plymouth Meeting, PA           19462
           Address of Principal Executive Offices            Zip Code


       Registrant's telephone number, including area code: (610) 940-6090



           Former name or former address, if changed since last report

Item 1. Changes in Control.


In December 2001, Lithium Technology Corporation ("LTC"), Ilion Technology Corporation ("Ilion"), Arch Hill Capital N.V. ("Arch"), and GAIA Akkumulatorenwerke GmbH ("GAIA") entered into a Letter of Intent (the "LOI") relating to the termination of the LTC-Ilion merger agreement, the restructuring of LTC, the merger of LTC and GAIA (the "LTC-GAIA Transaction"), an equity investment in LTC by new investors (the "Financing") and related matters. See LTC's Form 8-K dated December 12, 2001.

Pursuant to the LOI, on December 31, 2001, Ilion, Arch and LTC entered into a Note Purchase and Sale Agreement (the "Note Purchase and Sale Agreement") which was closed on January 8, 2002 when all closing conditions were met. Under the terms of the Note Purchase and Sale Agreement, Arch acquired from Ilion $3,949,000 principal amount of LTC promissory notes held by Ilion (the "Ilion Notes"), convertible into 39,490,000 shares of LTC Common Stock. The Ilion Notes were previously issued by LTC to Ilion in connection with the LTC-Ilion Merger Agreement (described below in Item 5) and related bridge financing agreement.

At the time of the purchase of the Ilion Notes, Arch entered into a bridge financing agreement with LTC (the "Bridge Financing Agreement"), pursuant to which Arch will provide financing to LTC to enable LTC to meet its operating and administrative expenses pending the closing of the LTC-GAIA Transaction. LTC will issue to Arch promissory notes (the "Arch Bridge Notes") that are convertible into shares of LTC Common Stock, in return for short term funding. Upon the closing of the Bridge Financing Agreement on January 8, 2002, Arch Bridge Notes in the aggregate principal amount of $280,000 were issued to Arch for funds received by LTC as of that date. The Arch Bridge Notes are convertible into LTC Common Stock at $0.08 per share. The entire balance due under the Arch Bridge Notes is payable on the earlier of the date of the closing of proposed equity investment in LTC by new investors, or March 31, 2002.

As a result of the acquisition of the Ilion Notes and the Arch Bridge Notes, Arch is the beneficial owner of 42,990,000 shares of LTC Common Stock, representing approximately 40% of LTC's Common Stock. Arch is a Netherlands company and the sole shareholder of GAIA. Arch will be issued shares of LTC in the LTC-GAIA Transaction which is expected to be structured as a share exchange in which Arch will exchange all of the outstanding shares of GAIA, which are owned by Arch, for shares of LTC Common Stock and GAIA will become a wholly owned subsidiary of LTC.

The LOI between LTC, Arch and GAIA has been extended until March 31, 2002. LTC, Arch and GAIA expect the Financing to be closed in the first quarter of 2002 and is a condition precedent to the LTC-GAIA Transaction.

Item 5. Other Events.

On December 31, 2001, LTC and Ilion entered into a Termination Agreement (the "Termination Agreement") which was closed on January 8, 2002 (the "Termination Closing") when all closing conditions were met. Pursuant to the Termination Agreement, the existing Merger Agreement


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between LTC and Ilion, dated January 19, 2000, as amended from time to time (the
"LTC-Ilion Merger Agreement"), was terminated.

Pursuant to the LTC-Ilion Merger Agreement, which had a termination date of February 28, 2002, Ilion and LTC had proposed to merge their respective lithium battery businesses. That merger was contingent on an initial public offering by Ilion, which did not occur.

Under the provisions of the Termination Agreement, all rights and obligations of Ilion and LTC under the LTC-Ilion Merger Agreement, the related bridge financing agreement in effect since October 1999, and all other agreements between LTC and Ilion, were terminated. In connection with the Termination Agreement, Ilion sold to Arch the Ilion Notes described in Item 1 and the remaining $1,300,000 of Ilion Notes held by Ilion were converted into 13,000,000 restricted shares of LTC Common Stock (the "Ilion Conversion Shares").

The Termination Agreement provides that after the Termination Closing and from time to time as requested by Ilion, LTC will take all appropriate actions to nominate or remove or replace, and in each case LTC shall use its best efforts to act in accordance with the request from Ilion to cause the election, removal or replacement of, one person designated by Ilion to the Board of Directors of LTC provided that Ilion is (i) is the beneficial owner of at least 1% of LTC's Common Stock then outstanding during the two year period after the Termination Closing or (ii) is the beneficial owner of at least 5% of LTC's Common Stock then outstanding at any time after the Termination Closing.

The Termination Agreement also provides that if after the closing of the Financing and the LTC-GAIA Transaction (the "GAIA Closing") the Ilion Conversion Shares and the Warrant Shares do not equal at least 9.0% of the capital stock of LTC on a fully diluted basis, then LTC will issue to Ilion Warrants to purchase LTC Common Stock (the "New Warrant Shares") having the same terms as the Warrant and Warrant Amendment so that the Ilion Conversion Shares, the Warrant Shares and the New Warrant Shares equal 9.0% of the Capital Stock of LTC on a fully diluted basis immediately after the GAIA Closing.

As a condition to the Termination Agreement, LTC and Ilion entered into cross licensing agreements, whereby worldwide, non-exclusive, royalty free, perpetual licenses were granted by each to the other with respect to certain specified technology. The License from LTC to Ilion covers all product designs, processing techniques and knowledge known to "those skilled in the art" whether or not patented or patentable which LTC owned or possessed on December 31, 2001 and (1) has communicated to Ilion or (2) was developed by LTC pursuant to the LTC-Ilion Merger Agreement, solely as the foregoing relates to the materials, design and architecture of lithium-ion/lithium-ion polymer batteries and excluding any of the foregoing as it relates to lithium metal polymer batteries and excluding any improvements to the Technology after December 31, 2001. The license from Ilion to LTC covers all product designs, processing techniques and knowledge known to "those skilled in the art" whether or not patented or patentable which Ilion owned or possessed on December 31, 2001 and (1) has communicated to LTC or (2) was developed by LTC pursuant to the LTC-Ilion Merger Agreement, solely as the foregoing relates to the materials, design and architecture of lithium-ion /lithium-ion polymer batteries and excluding any improvements to the Technology after December 31, 2001. As part of the licensing arrangement LTC agreed not to duplicate Ilion's High Power Device

("HPD") product or design or any other aspect of the HPD system that can be protected by patent or may not be determined by outside analysis and agreed to not enter the power conditioning-reliability market for a period of two years after Proteus Power LLC (or its successor) ("Proteus") enters commercial production or three years after December 31, 2001, whichever is earlier. Subject to the foregoing, LTC has the right to use known conventional construction designs which exist in the commercial marketplace outside of Ilion-Proteus.

As a further condition to the Termination Agreement, the existing Warrant Agreement between Ilion and LTC, dated as of January 19, 2000 (the "Warrant Agreement"), relating to 7,500,000 shares of LTC Common Stock was amended (the "Warrant Amendment") to increase the number of shares of LTC Common Stock subject to the Warrant Agreement to 12,500,000 (the "Warrant Shares") and to extend the termination date of the Warrants to January 10, 2004. The Warrants are exercisable immediately at $.15 per share.

With respect to the Ilion Conversion Shares, the Warrant Shares and the shares issuable upon conversion of the Ilion Notes and the Arch Bridge Notes, LTC granted certain demand and piggy back registration rights commencing May 1, 2002.


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Item 7. Exhibits.

10.42 Termination Agreement, dated as of December 31, 2001, between LTC and Ilion. [Schedules and Exhibits omitted]

10.43 Warrant Amendment Agreement, dated as of December 31, 2001, between LTC and Ilion.

10.44 License Agreement, dated as of December 31, 2001, from LTC to Ilion [Schedules omitted].

10.45 License Agreement, dated as of December 31, 2001, from Ilion to LTC [Schedules omitted].

10.46 Note Purchase and Sale Agreement, dated as of December 31, 2001, among Ilion, Arch Hill Capital and LTC. [Schedules omitted]

10.47 Interim Financing Letter Agreement, dated as of December 31, 2001, between LTC and Arch [Schedules and Exhibits omitted].

10.48 Form of Convertible Promissory Note to be issued under the Interim Financing Letter Agreement between LTC and Arch.

99.7  Press Release dated January 9, 2002.



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                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           LITHIUM TECHNOLOGY CORPORATION



                           By:   /s/ David J. Cade
                                ----------------------------------------------

                                David J. Cade
                                Chairman and Chief Executive Officer

Date:  January 23, 2002



                                       6
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Exhibit Index

10.42 Termination Agreement, dated as of December 31, 2001, between LTC and Ilion. [Schedules and Exhibits omitted]

10.43 Warrant Amendment Agreement, dated as of December 31, 2001, between LTC and Ilion.

10.44 License Agreement, dated as of December 31, 2001, from LTC to Ilion [Schedules omitted].

10.45 License Agreement, dated as of December 31, 2001, from Ilion to LTC. [Schedules omitted].

10.46 Note Purchase and Sale Agreement, dated as of December 31, 2001, among Ilion, Arch Hill Capital and LTC. [Schedules and Exhibits omitted]

10.47 Interim Financing Letter Agreement, dated as of December 31, 2001, between LTC and Arch [Schedules and Exhibits omitted].

10.48 Form of Convertible Promissory Note to be issued under the Interim Financing Letter Agreement between LTC and Arch.

99.7  Press Release dated January 9, 2002.


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